Exhibit 99.3

FOR IMMEDIATE DISTRIBUTION	For more information, please contact: Kira Perdue Trevelino/Keller Communications Group for TRX (404) 214-0722, extension 101 kperdue@trevelinokeller.com

TRX COMPLETES THE ACQUISITION OF HI-MARK SOFTWARE

Companies Integrating Operations and Technologies;

Staking Leadership Role in Corporate Travel Data Reporting

ATLANTA – 11 January 2007 – TRX, Inc. (NASDAQ: TRXI), a leading, independent provider of transaction processing and data integration solutions to the global travel industry, today announced it has completed the acquisition of Hi-Mark Software, an Atlanta-based data acquisition and business intelligence company.

Trip Davis, TRX President & CEO commented, “Together with the Hi-Mark team and technologies, TRX is building on its data integration competency and aggressively pursuing opportunities in corporate travel data reporting. Travel managers and procurement professionals need easier access to, and a better understanding of, their global travel data to drive savings. We know they struggle with fragmented data, low quality data, and significant cost pressures related to travel spend. TRX is committed to delivering corporations, travel agencies, travel suppliers, issuing banks, and card associations, innovative reporting tools and dashboards at affordable costs of entry so corporate travel managers can drive more effective travel program decisions and maintain tighter control over their travel budgets.”

Since announcing acquisition plans on 07 December 2006, TRX and Hi-Mark have been preparing for the rapid integration of their personnel, operations, and technologies. Over the coming month, the Hi-Mark team will relocate from Alpharetta to the TRX headquarters location in Atlanta, Georgia. The companies will begin work on a joint technology roadmap immediately, which they plan to distribute to clients by 31 March 2007.

Added Davis, “Completion of this acquisition is a great start to the new year. We’re ready to maintain the momentum and drive data reporting revenue expansion in 2007. Capitalizing on opportunities in corporate travel reporting is a key growth engine for us. We are also working on our initial efforts to expand our data integration services in other industries such as healthcare, where we have long-term client relationships and experience.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our current beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, our ability to successfully integrate the operations of Hi-Mark or the failure to achieve the operational synergies from the transaction, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and the risk factors detailed from time to time in TRX’s periodic reports and registration statements filed with the Securities and Exchange Commission, including TRX’s Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX, Inc.

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

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